UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2012

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 787-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 11, 2012, Electro Rent Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s offices located at 6060 Sepulveda Boulevard, Van Nuys, California 91411-2512. As of August 14, 2012, the record date for the Annual Meeting, there were 23,995,626 shares of our common stock outstanding. Each share of our common stock was entitled to one vote at the Annual Meeting. Shares of our common stock representing 23,077,044 votes were represented at the Annual Meeting in person or by proxy, constituting a quorum for the Annual meeting. The proposals presented at the Annual Meeting (which are described in the Company’s proxy statement which the Company filed with the Securities and Exchange Commission on August 31, 2012) and voting results for the proposals are set forth below:

Proposal 1 – Election of Directors

By the votes reflected below, our shareholders elected the following individuals to serve as directors until the 2013 Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gerald D. Barrone	21,055,570	154,845	1,866,629
Nancy Y. Bekavac	21,055,367	155,048	1,866,629
Karen J. Curtin	21,074,533	135,882	1,866,629
Theodore E. Guth	21,182,175	28,240	1,866,629
Daniel Greenberg	21,178,963	31,452	1,866,629
Joseph J. Kearns	21,055,569	154,846	1,866,629
James S. Pignatelli	21,073,800	136,615	1,866,629

Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm

By the votes reflected below, our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,048,002	26,100	2,942	-

Proposal 3 – Advisory (Non-Binding) Resolution Regarding Executive Compensation (Say-On-Pay)

By the votes reflected below, our shareholders approved an advisory, non-binding resolution approving the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on August 31, 2012:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,811,749	257,432	141,233	1,866,630

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 12, 2012	ELECTRO RENT CORPORATION

	By	/s/ Craig R. Jones
Craig R. Jones
Vice President and Chief Financial Officer